Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Fourth Quarter and Full Year 2023 Operating Results and Provides 2024 Guidance
Indianapolis, Indiana, February 13, 2024 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2023. For the quarters ended December 31, 2023 and 2022, net income attributable to common shareholders was $8.0 million, or $0.04 per diluted share, compared to a net loss of $1.1 million, or $0.01 per diluted share, respectively. For the years ended December 31, 2023 and 2022, net income attributable to common shareholders was $47.5 million, or $0.22 per diluted share, compared to a net loss of $12.6 million, or $0.06 per diluted share, respectively.
Increased NAREIT FFO per share by 4.6% on a year-over-year basis
Leased approximately 4.9 million square feet in 2023 at 14.3% comparable blended cash leasing spreads
2023 Same Property NOI increased by 4.8% on a year-over-year basis
Increased ABR per square foot to $20.70
Subsequent to year end, issued $350 million of 5.50% senior unsecured notes due March 2034
Company provides initial 2024 outlook
“The KRG team capped off a remarkably productive year with over 380,000 square feet of new leasing volume in the fourth quarter – the highest quarterly new leasing activity in our Company’s history,” said John A. Kite, Chairman and CEO. “Our dedicated team enables us to consistently deliver outstanding results and long-term value to all stakeholders. Over the course of 2024, we will continue to operate from a position of strength with a best-in-class operating platform and balance sheet.”
Full Year 2023 Highlights
▪Generated NAREIT FFO of the Operating Partnership of $453.3 million, or $2.03 per diluted share.
▪Executed 740 new and renewal leases representing approximately 4.9 million square feet at comparable cash spreads of 14.3%.
▪Cash leasing spreads of 22.7% on a blended basis for comparable new and non-option renewal leases.
▪Executed 26 new anchor leases at a blended comparable cash leasing spread of 54.3%.
▪New anchor leasing activity included 21 different retailers and increased our percentage of annualized base rent (ABR) from properties with a grocery component to 79%.
▪Same Property Net Operating Income (NOI) increased by 4.8%.
▪Completed one acquisition for $81.0 million and closed on $142.1 million of dispositions.

Fourth Quarter 2023 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $111.1 million, or $0.50 per diluted share.
▪Same Property NOI increased by 2.8%.
▪Executed 192 new and renewal leases representing approximately 1.3 million square feet.
▪Blended cash leasing spreads of 14.5% on 147 comparable leases, including 43.0% on 28 comparable new leases, 9.2% on 60 comparable non-option renewals and 7.6% on 59 comparable option renewals.
▪Cash leasing spreads of 21.2% on a blended basis for comparable new and non-option renewal leases.
▪Executed 10 new anchor leases at a blended comparable cash leasing spread of 37.3%.
▪Anchor leasing activity included Whole Foods, Trader Joe’s, Total Wine & More, Homesense, Sierra and PGA Superstore.
▪Operating retail portfolio ABR per square foot of $20.70 at December 31, 2023, a 3.4% increase year-over-year.
▪Retail portfolio leased percentage of 93.9% at December 31, 2023, a 50-basis point increase sequentially.
▪Portfolio leased-to-occupied spread at period end of 280 basis points, which represents $31 million of signed-not-open NOI.
Fourth Quarter 2023 Capital Allocation Activity
▪As previously disclosed, sold Eastside (Dallas, TX) for $14.4 million.
▪The Company currently has two active development projects with limited future capital commitments of $30.1 million.
Fourth Quarter 2023 Balance Sheet Overview
▪As of December 31, 2023, the Company’s net debt to Adjusted EBITDA was 5.1x.
▪Subsequent to quarter end, issued $350 million of senior unsecured notes due March 1, 2034 at a fixed interest rate of 5.50%. The Company expects proceeds will be used to satisfy all 2024 debt maturities.
Dividend
On February 7, 2024, the Company’s Board of Trustees declared a first quarter 2024 dividend of $0.25 per common share, which represents a 4.2% year-over-year increase. The first quarter dividend will be paid on or about April 12, 2024, to shareholders of record as of April 5, 2024.
2024 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.29 to $0.35 per diluted share in 2024 and NAREIT FFO of $2.00 to $2.06 per diluted share, based, in part, on the following assumptions:
▪2024 Same Property NOI range of 1.0% to 2.0%.
▪Full-year bad debt assumption of 0.75% to 1.25% of total revenues.
The following table reconciles the Company’s 2024 net income guidance range to the Company’s 2024 NAREIT FFO guidance range:

	Low	High

Net income	$0.29	$0.35
Depreciation and amortization	1.71	1.71
NAREIT FFO	$2.00	$2.06
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Wednesday, February 14, 2024, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Fourth Quarter 2023 Webcast. The dial-in registration link is: KRG Fourth Quarter 2023 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.

About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of December 31, 2023, the Company owned interests in 180 U.S. open-air shopping centers and mixed-use assets, comprising approximately 28.1 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: our ability to deliver continued outperformance and maintain a best-in-class balance sheet; national and local economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
Assets:
Investment properties, at cost	$7,740,061	$7,732,573
Less: accumulated depreciation	(1,381,770)	(1,161,148)
Net investment properties	6,358,291	6,571,425

Cash and cash equivalents	36,413	115,799
Tenant and other receivables, including accrued straight-line rent of $55,482 and $44,460, respectively	113,290	101,301
Restricted cash and escrow deposits	5,017	6,171
Deferred costs, net	304,171	409,828
Prepaid and other assets	117,834	127,044
Investments in unconsolidated subsidiaries	9,062	10,414
Total assets	$6,944,078	$7,341,982

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$2,829,202	$3,010,299
Accounts payable and accrued expenses	198,079	207,792
Deferred revenue and other liabilities	272,942	298,039
Total liabilities	3,300,223	3,516,130

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	73,287	53,967

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,448,429 and 219,185,658 shares issued and outstanding at December 31, 2023 and 2022, respectively	2,194	2,192
Additional paid-in capital	4,886,592	4,897,736
Accumulated other comprehensive income	52,435	74,344
Accumulated deficit	(1,373,083)	(1,207,757)
Total shareholders’ equity	3,568,138	3,766,515
Noncontrolling interests	2,430	5,370
Total equity	3,570,568	3,771,885
Total liabilities and equity	$6,944,078	$7,341,982

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Rental income	$197,257	$199,577	$810,146	$782,349
Other property-related revenue	2,521	3,176	8,492	11,108
Fee income	498	1,936	4,366	8,539
Total revenue	200,276	204,689	823,004	801,996

Expenses:
Property operating	25,768	29,659	107,958	107,217
Real estate taxes	22,093	24,144	102,426	104,589
General, administrative and other	14,342	12,883	56,142	54,860
Merger and acquisition costs	—	(81)	—	925
Depreciation and amortization	102,898	112,709	426,361	469,805
Impairment charges	—	—	477	—
Total expenses	165,101	179,314	693,364	737,396

Gain (loss) on sales of operating properties, net	133	(57)	22,601	27,069

Operating income	35,308	25,318	152,241	91,669
Other (expense) income:
Interest expense	(27,235)	(26,827)	(105,349)	(104,276)
Income tax expense of taxable REIT subsidiary	(449)	(302)	(533)	(43)
Equity in earnings of unconsolidated subsidiaries	206	312	33	256
Other income, net	334	447	1,991	240
Net income (loss)	8,164	(1,052)	48,383	(12,154)
Net income attributable to noncontrolling interests	(185)	(74)	(885)	(482)
Net income (loss) attributable to common shareholders	$7,979	$(1,126)	$47,498	$(12,636)

Net income (loss) per common share – basic and diluted	$0.04	$(0.01)	$0.22	$(0.06)

Weighted average common shares outstanding – basic	219,407,927	219,137,140	219,344,832	219,074,448
Weighted average common shares outstanding – diluted	219,795,602	219,137,140	219,728,283	219,074,448

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net income (loss)	$8,164	$(1,052)	$48,383	$(12,154)
Less: net income attributable to noncontrolling interests in properties	(56)	(88)	(257)	(623)
Less: (gain) loss on sales of operating properties, net	(133)	57	(22,601)	(27,069)
Add: impairment charges	—	—	477	—
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	103,119	112,925	427,335	471,086
FFO of the Operating Partnership(1)	111,094	111,842	453,337	431,240
Less: Limited Partners’ interests in FFO	(1,708)	(1,463)	(6,447)	(5,395)
FFO attributable to common shareholders(1)	$109,386	$110,379	$446,890	$425,845
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.50	$0.50	$2.04	$1.94
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.50	$0.50	$2.03	$1.94

FFO of the Operating Partnership(1)	$111,094	$111,842	$453,337	$431,240
Add: merger and acquisition costs	—	(81)	—	925
Add (less): prior period collection impact	—	189	—	(2,556)
FFO, as adjusted, of the Operating Partnership	$111,094	$111,950	$453,337	$429,609
FFO, as adjusted, per share of the Operating Partnership – basic	$0.50	$0.50	$2.04	$1.94
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.50	$0.50	$2.03	$1.93

Weighted average common shares outstanding – basic	219,407,927	219,137,140	219,344,832	219,074,448
Weighted average common shares outstanding – diluted	219,795,602	219,763,609	219,728,283	219,710,514

Weighted average common shares and units outstanding – basic	222,827,090	222,055,880	222,514,956	221,858,084
Weighted average common shares and units outstanding – diluted	223,214,765	222,682,349	222,898,407	222,494,151

FFO, as defined by NAREIT, per diluted share/unit
Net income (loss)	$0.04	$0.00	$0.22	$(0.05)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: (gain) loss on sales of operating properties, net	0.00	0.00	(0.10)	(0.12)
Add: impairment charges	0.00	0.00	0.00	0.00
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.46	0.51	1.92	2.12
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.50	$0.50	$2.04	$1.94
Add: merger and acquisition costs	0.00	0.00	0.00	0.00
Less: prior period collection impact	0.00	0.00	0.00	(0.01)
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.50	$0.50	$2.03	$1.93
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) in 2022, the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change

Number of properties in same property pool for the period(1)	175	175		175	175

Leased percentage at period end	94.0%	95.4%	94.0%	95.4%
Economic occupancy percentage at period end	91.2%	92.5%	91.2%	92.5%
Economic occupancy percentage(2)	91.3%	92.7%	92.0%	91.8%

Minimum rent	$145,532	$143,253		$579,322	$563,144
Tenant recoveries	37,385	39,160		160,323	157,979
Bad debt reserve	(1,492)	(2,077)		(3,203)	(7,718)
Other income, net	3,430	4,049		9,801	7,884
Total revenue	184,855	184,385		746,243	721,289

Property operating	(22,721)	(24,756)		(91,690)	(90,061)
Real estate taxes	(21,909)	(23,261)		(99,157)	(101,207)
Total expenses	(44,630)	(48,017)		(190,847)	(191,268)

Same Property NOI	$140,225	$136,368	2.8%	$555,396	$530,021	4.8%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$140,225	$136,368		$555,396	$530,021
Net operating income – non-same activity(3)	11,692	12,582		52,858	51,630
Total property NOI	151,917	148,950	2.0%	608,254	581,651	4.6%
Other income, net	589	2,393		5,857	8,992
General, administrative and other	(14,342)	(12,883)		(56,142)	(54,860)
Merger and acquisition costs	—	81		—	(925)
Impairment charges	—	—		(477)	—
Depreciation and amortization	(102,898)	(112,709)		(426,361)	(469,805)
Interest expense	(27,235)	(26,827)		(105,349)	(104,276)
Gain (loss) on sales of operating properties, net	133	(57)		22,601	27,069
Net income attributable to noncontrolling interests	(185)	(74)		(885)	(482)
Net income (loss) attributable to common shareholders	$7,979	$(1,126)		$47,498	$(12,636)
(1)Same Property NOI excludes the following: (i) properties acquired or placed in service during 2022 and 2023; (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H; (iii) Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively; (iv) two active development and redevelopment projects; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2022 and 2023; and (vii) office properties.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.
The Company uses property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months and year ended December 31, 2023, the same property pool excludes the following: (i) properties acquired or placed in service during 2022 and 2023; (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H; (iii) Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively; (iv) two active development and redevelopment projects; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2022 and 2023; and (vii) office properties.

Kite Realty Group Trust
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended December 31, 2023

Net income	$8,164
Depreciation and amortization	102,898
Interest expense	27,235
Income tax expense of taxable REIT subsidiary	449
EBITDA	138,746
Unconsolidated Adjusted EBITDA	828
Gain on sales of operating properties, net	(133)
Other income and expense, net	(540)
Noncontrolling interests	(189)
Adjusted EBITDA	$138,712

Annualized Adjusted EBITDA(1)	$554,849

Company share of Net Debt:
Mortgage and other indebtedness, net	$2,829,202
Plus: Company share of unconsolidated joint venture debt	55,911
Less: Partner share of consolidated joint venture debt(2)	(9,849)
Less: cash, cash equivalents, and restricted cash	(43,986)
Less: debt discounts, premiums and issuance costs, net	(26,261)
Company share of Net Debt	$2,805,017

Net Debt to Adjusted EBITDA	5.1x
(1)Represents Adjusted EBITDA for the three months ended December 31, 2023 (as shown in the table above) multiplied by four.
(2)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro-rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) Adjusted EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.